ZULU ENERGRY
950 17th Street, Suite 2300
Denver, CO 80202

Rubenstein Investor Relations
Contact: Tim Clemensen, Tel: 212-843-9337
Email: tclemensen@rubensteinir.com

Rubenstein Public Relations
Contact: Olga Shmuklyer, Tel: 212-843-8364
Email: oshmuklyer@rubensteinpr.com

FOR IMMEDIATE RELEASE

ZULU ENERGY ANNOUNCES NATURAL GAS DISCOVERY

Subsidiary in Botswana, Nyati Resources Botswana, Makes Unexpected Finding

Denver, Colorado - September 22, 2008 - Zulu Energy Corp., (OTC BB: ZLUE) an exploration stage independent energy company focused on the discovery and development of coal bed methane in the Republic of Botswana in Southern Africa announced today that during drilling operations, through its wholly owned subsidiary, Nyati Resources Botswana, an unexpected occurrence of natural gas was encountered. This surprise discovery occurred as the Company recently embarked on its initial exploratory phase and, as a precautionary measure, the well was temporarily shut-in until the required safety equipment has been mobilized and installed at the drilling location.

Brian Hughes, Chairman of the Board of Zulu Energy stated, “Our business plan outlines a multiphase program. During the initial phase of exploration in Botswana we plan to drill approximately nine exploration wells to confirm the coal deposit, estimate the gas content of the coal and identify production pilot locations. The first phase has begun with four of the nine exploration wells in progress. The discovery of a conventional deposit of natural gas at this exploratory location adds a tremendous level of excitement to this project and further affirms our confidence in the hydrocarbon potential of Botswana.”

Zulu advised the Government of Botswana, through its subsidiary Nyati Resources Botswana, of this gas occurrence as a discovery under the Botswana Mining Act and has applied to the Botswana Geologic Survey, to record this as a gas discovery while operations are continuing at three other locations within the license area. A drilling specialist has been mobilized to plan and execute re-entry operations. The gas was encountered in sandstones of the Upper Karoo Group, beneath the Kalahari Sand and Stormberg Lava Group.

The Company, currently in the first and exploratory phase, is continuing with coring operations on another well, located approximately 48 kilometers from the discovery well. This well has casing set through the Kalahari Sands and Stormberg Lava Group. Coring operations, which should determine the potential of the coal bed methane deposit, are expected to be completed within the next few weeks. This process is planned to be executed on seven additional wells in order to determine where, during the second phase, 16 pilot wells will ultimately be drilled.

About Zulu Energy Corp.

ZULU Energy Corp., a development stage company, focuses to drill for and extract methane gas from coal beds, known as coal bed methane (CBM) in the Republic of Botswana. The company was founded in 2005 and is based in Denver, Colorado.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the

Company's ability to obtain additional financing to fund general operations and project work in the Republic of Botswana, the absence of any proved reserves, the need to obtain governmental approvals to renew the leases and to conduct various operational activities, general economic and business conditions, and other factors over which the Company has little or no control. The Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's filings with the U.S. Securities and Exchange Commission.